EXHIBIT 77D:  Policies with respect to security investments

   WHEREAS, the Board of Directors has determined that a change to the operating policies is appropriate for Corporate Bond Series of Security Income Fund;

   WHEREAS,   the   Corporate   Bond  Series   considers   asset  backed  and
   mortgage-backed securities to be separate asset classes;

   WHEREAS, the Board of Directors desires to set forth limits on the Series' investment in asset backed and mortgage backed securities respectively; and

   WHEREAS, at least 65% of the Series' assets must be invested in corporate debt securities;

   NOW, THEREFORE, BE IT RESOLVED, that the operating policy of Corporate Bond Series with respect to investment in asset backed and mortgage backed securities is hereby amended to read as follows: "Corporate Bond Series may invest in asset backed securities (excluding mortgage backed securities) in an amount not to exceed 15% of total assets and may invest in mortgage backed securities in an amount not to exceed 35% of total assets."

   WHEREAS, each of Series E and Series P of SBL Fund and Limited Maturity Bond Series and High Yield Series of Security Income Fund has an investment policy that permits investment in asset backed securities;

   WHEREAS, the Board of Directors desires to set a limit on the foregoing Series' investment in asset backed securities; and

   NOW, THEREFORE, BE IT RESOLVED, that the operating policy of Series E and Series P of SBL Fund and Limited Maturity Bond and High Yield Series of Security Income Fund with respect to investment in asset backed and mortgage backed securities is hereby amended to read as follows: "The Series may invest in asset backed securities (excluding mortgage backed securities) in an amount not to exceed 15% of total assets and may invest in mortgage backed securities in an amount not to exceed for Series P and High Yield Series 25% of total assets and for Series E and Limited Maturity Bond Series 35% of total assets."

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The combined annual meeting of the stockholders of Corporate Bond Series, U.S. Government Series, Limited Maturity Bond Series, High Yield Series and Capital Preservation Series of Security Income Fund, Security Municipal Bond Fund and Security Cash Fund, Kansas corporations, was held October 29, 1999.

The following matters were voted upon:

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investment in companies with less than three years' operating history.

                          Votes For             7,168,494
                          Votes Against         1,020,738

* To eliminate the Fund's fundamental investment limitation concerning purchasing securities of an issuer in which the officers and directors of the Fund, investment manager or underwriter own more than five percent of the outstanding securities of such issuer.

                          Votes For             7,723,926
                          Votes Against         1,088,662

*  To  amend   the   Fund's   fundamental   investment   limitation   concerning
   diversification.

                          Votes For             7,380,382
                          Votes Against           808,850

* To amend the Fund's fundamental investment limitation concerning share ownership of any one issuer.

                          Votes For             7,809,674
                          Votes Against         1,002,914

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investing for control of portfolio companies.

                          Votes For             7,897,165
                          Votes Against           915,422

*  To  amend   the   Fund's   fundamental   investment   limitation   concerning
   underwriting.

                          Votes For             7,847,675
                          Votes Against           964,912

* To amend the Fund's fundamental investment limitation concerning buying or selling real estate.

                          Votes For             7,886,458
                          Votes Against           926,129

* To amend the Fund's fundamental investment limitation concerning commodities or commodities contracts.

                          Votes For             6,748,629
                          Votes Against         2,363,959

*  To amend the Fund's fundamental investment limitation concerning lending.

                          Votes For             7,839,746
                          Votes Against           972,840

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investment in puts, calls, straddles or spreads.

                          Votes For             7,257,074
                          Votes Against           932,157

* To eliminate the Fund's fundamental investment limitation concerning oil, gas, mineral leases or other mineral exploration development programs.

                          Votes For             6,609,980
                          Votes Against         2,202,608

*  To amend the Fund's fundamental investment limitation concerning borrowing.

                          Votes For             7,797,260
                          Votes Against         1,015,327

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investment in other investment companies.

                          Votes For             8,047,303
                          Votes Against           764,925

* To amend the fund's fundamental investment limitation concerning senior securities.

                          Votes For             6,940,698
                          Votes Against           709,923

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   restricted securities.

                          Votes For             7,936,831
                          Votes Against           875,757